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                            [Miller & Martin Letterhead]



                                    July 11, 1997




Chattem, Inc.
1715 West 38th Street
Chattanooga, TN  37409

         Re:  Registration Statement on Form S-3 - 1,296,385
Shares of Common Stock

Gentlemen:

         We have acted as counsel to Chattem, Inc., a Tennessee corporation
(the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,296,385 shares of the Company's common stock, without par value (the "Shares").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Tennessee and we express no opinion as to the effect on the matters covered by any other jurisdiction.




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July 11, 1997
Page 2



         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                  Very truly yours,

                                  MILLER & MARTIN



                                  /s/ Miller & Martin
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